Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-333-33878) pertaining to the 401(k) Plan of Teledyne Technologies Incorporated of our report dated June 20, 2005, with respect to the financial statements and schedule of the Teledyne Technologies Incorporated 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Los Angeles, California
June 24, 2005